Exhibit 99.1
Bank of Commerce Holdings
For immediate release:
Bank of Commerce Holdings™ announces Third Quarter 2008 Operating Results
REDDING, California, October 24, 2008/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $650 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced third quarter 2008 operating results. Bank of Commerce Holdings’ net income was $717,000 for the third quarter 2008 compared with $1,331,000 for the third quarter of 2007 down $614,000 or 46%.
Diluted earnings per common share was $0.08 for the third quarter 2008 compared to $0.15 for the third quarter of 2007.
Year-to-date net income was $2,853,000 compared to $4,418,000 in the prior year, down $1,565,000 or 35.4%. Year-to-date diluted earnings per common share were $0.33 compared to $0.49 in the prior year, a decrease of 33%. Year-to-date return on average assets and return on average common equity were 0.58% and 8.11%, respectively, compared with 1.01% and 13.02%, respectively, for the same period in 2007. The Company’s results for the third quarter of 2008 declined due to higher provisioning for loan losses and compression in the margin.
The allowance for loan and lease losses, including unfunded commitments, totaled $6.1 million at September 30, 2008 compared to $8.2 million at December 31, 2007 and $5.1 million at September 30, 2007. The Company’s allowance for loan losses was 1.20% of total loans at September 30, 2008 and 1.09% at September 30, 2007.
Provisions for loan losses for the quarter ended September 2008 were $1,300,000 compared to $115,000 for the same quarter in 2007. Provision for loan and lease losses of $2,900,000 were provided for the nine-months ended September 30, 2008 compared with $121,000 for the same nine-month period of 2007.
The Company continues to be aggressive in identifying non-performing assets. Since the beginning of the fourth quarter 2007, the Company has provided $6.1 million in provisions for loan and lease losses. Elevated provisions are associated with a reclassification of loans, following completion of a total portfolio review, and management’s aggressive stance in recognizing impaired loans.
On September 17, 2008, the Company announced a $0.08 quarterly cash dividend payable to shareholders of record as of September 30, 2008 and paid on October 10, 2008.
“2008 has been a year of many successes and a seemingly endless number of challenges for the financial services industry. Yet as I told a group of our Shareholders recently, I am very confident that we are taking the right steps to ensure our Company’s future prosperity. Strong signs of progress are evident across our Company. We have taken aggressive actions during the first three quarters on provisioning for loan losses and charging down impairments, strengthening the balance sheet, and keeping an attentive eye on expenses” said Patrick J. Moty, President and CEO of the Company. “During October we celebrate our 26th year of successful operations. Our year-over-year asset growth is strong and the bank remains well capitalized per guidelines established by the bank regulatory agencies.”
Total revenues decreased to $30.4 million compared to $32.4 million during the same period in 2007, a decrease of 6.4%. The decrease in total revenues is centered in total interest income and is directly related to the significant drops in interest rates for the first nine months of the year.

Noninterest income growth of 23.8% was driven by sales of available-for-sale investments providing a gain of $595,000 for the period, partially offset by a loss of $225,000 to unwind a SWAP transaction.
Year-to-date total noninterest expense declined by 3.8% or $428,000.
The most significant factors impacting the financial sector originated in the U.S. residential real estate markets. A number of larger institutions have announced significant losses. These losses stemmed from securities collateralized with sub-prime mortgages and other troubled assets. It is important to note that Redding Bank of Commerce does not originate or hold sub-prime loans, nor do we hold collateralized debt obligations or asset backed securities backed by sub-prime loans in our securities portfolio. However, as a lending institution, we are not immune to the residential real estate slowdown.
The Company booked $4.9 million in OREO in the third quarter of 2008, compared to $0 in 2007. This consists of one real estate development loan in the Sacramento market.
Management remains aggressive in identifying problem loans and conducting impairment reviews when applicable. Impairment reviews have resulted in $4.8 million in write-downs during the first nine months of 2008. Material future additions to the allowance for loan losses may be necessary if material adverse economic conditions persist and the performance of the loan portfolio of the Company deteriorates. Future additions to the Company’s allowance for loan and lease losses may also be required to reflect market changes and other factors affecting the Company’s real estate and real estate related portfolios. Moreover, the FDIC and the DFI, as an integral part of their examination process, review the Company’s allowance for loan and lease losses and the carrying value of its assets. The Bank was recently examined by the FDIC in this regard during the second quarter of 2008. No adjustments were made to management’s estimates for the allowance for loan and lease losses during the examination.
Non-performing loans were 2.23% of total loans as of September 30, 2008 compared to 2.55% at December 31, 2007 and 0% one year ago.
Average loans, the largest component of average earning assets, increased $94.7 million or 22.3% on average compared with the prior year period. Average securities including federal funds sold decreased $29.0 million or 23.7% over the prior period. Investments were sold to fund loan growth. The yield on earning assets decreased to 6.17% for the nine-month period ended September 30, 2008 compared to 7.51% for the same period in the prior year.
The decrease is primarily due to multiple interest rate drops during the period.
Average interest-bearing deposits for the nine-months ended September 30, 2008 increased $45.2 million or 12.2% compared with the prior year period. Average non-interest bearing deposits have decreased by $3.0 million or 4.1% over the prior year nine-month period. Average borrowings have increased by $15.6 million or 17.5% when compared with the prior year period; the increase is directly related to the substantial loan growth and increase in FHLB borrowings to support such growth.
The overall cost of interest-bearing liabilities for the first nine-months 2008 was 3.21% compared with 4.13% for the first nine-months of 2007. The decreased cost was primarily a result of the drop in interest rates during the period coupled with refinancing of FHLB borrowings at lower interest rates. The net effect of the changes discussed above resulted in a decrease of $723,000 or 4.4% in net interest income for the nine-month period ended September 30, 2008 from the same period in 2007. The net interest margin decreased 58 basis points to 3.42% from 4.00% over the same period a year ago.
At September 30, 2008, Bank of Commerce Holdings’ total assets were $650.6 million, an increase of 5.62% or $34.6 million from September 30, 2007.
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies. Total risk-based capital to assets was 11.07% at September 30, 2008.

Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™.
The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Hill, Thompson, Magid & Co. Inc /
R.J. Dragani
15 Exchange Place, Suite 800
Jersey City, New Jersey 07030 (201) 369-2908
Keefe, Bruyette & Woods, Inc. /
Dave Bonaccorso
101 California Street, 37th Floor
San Francisco, CA 94105 (415) 591-5063
Sandler & O’Neil /Bryan Sullivan
919 Third Avenue, 6th Floor
New York, NY 10022 (888) 383-3112
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, CA (800) 926-5040
This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and under the heading:
”Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

Dollars in thousands	September 30,	December 31,	September 30,
ASSETS	2008	2007	2007

Cash and due from banks	$12,617	$13,839	$12,366
Federal funds sold and securities purchased under	20,135	8,395	7,980
agreements to resell

Cash and cash equivalents	32,752	22,234	20,346
Securities available-for-sale (including pledged collateral of $58,939 at September 30, 2008, $61,329 at December 31, 2007 and $85,574 at September 30, 2007)	74,863	67,906	93,423
Securities held-to-maturity, at cost (estimated fair value of $10,632 at December 31, 2007 and $10,538 at September 30, 2007)	0	10,559	10,592
Loans, net of the allowance for loan losses of $6,128 at September 30, 2008, $8,233 at December 31, 2007 and $5,061 at September 30, 2007	503,348	486,283	461,171
Bank premises and equipment, net	10,893	10,964	10,464
Other assets	28,688	20,381	19,979

TOTAL ASSETS	$650,544	$618,327	$615,975

LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand — noninterest bearing	$80,168	$75,718	$70,809
Demand — interest bearing	138,319	142,821	136,219
Savings accounts	69,469	41,376	44,406
Certificates of deposit	215,095	213,716	220,803

Total deposits	503,051	473,631	472,237

Securities sold under agreements to repurchase	13,580	15,513	26,755
Federal Home Loan Bank borrowings	65,000	60,000	50,000
Other liabilities	7,863	7,554	6,734
Junior subordinated debt payable to unconsolidated	15,465	15,465	15,465
subsidiary grantor trust

Total Liabilities	604,959	572,163	571,191

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, no par value, 2,000,000 authorized
no shares issued and outstanding in 2008 and 2007	—	—	—
Common stock , no par value, 50,000,000 shares authorized; 8,711,495 at September 30, 2008, 8,757,445 at December 31, 2007 and 8,784,359 at September 30, 2007	9,619	9,996	10,252
Retained earnings	37,364	36,605	35,617
Accumulated other comprehensive loss, net of tax	(1,398)	(437)	(1,085)

Total stockholders’ equity	45,585	46,164	44,784

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$650,544	$618,327	$615,975

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
Amounts in thousands, except for per share data	Sept. 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007

Interest income:
Interest and fees on loans	$8,252	$9,350	$25,554	$26,779
Interest on tax exempt securities	308	324	884	936
Interest on U.S. government securities	582	798	1,596	2,446
Interest on federal funds sold and securities purchased under agreements to resell	116	190	264	580
Interest on other securities	13	22	58	67

Total interest income	9,271	10,684	28,356	30,808

Interest expense:
Interest on demand deposits	514	791	1,762	1,935
Interest on savings deposits	543	359	1,193	885
Interest on time deposits	1,963	2,702	6,577	7,934
Securities sold under agreements to repurchase	32	289	151	1,012
Interest on FHLB and other borrowing expense	662	628	2,174	1,799
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	317	274	793	814

Total interest expense	4,031	5,043	12,650	14,379

Net interest income	5,240	5,641	15,706	16,429
Provision for loan and lease losses	1,300	115	2,900	121

Net interest income after provision for loan losses	3,940	5,526	12,806	16,308

Noninterest income:
Service charges on deposit accounts	91	70	203	215
Payroll and benefit processing fees	107	90	335	287
Earnings on cash surrender value — bank owned life insurance	86	100	254	294
Net gain on sale of securities available-for-sale	159	0	595	46
Net loss on sale of derivative swap transaction	0	0	(225)	0
Merchant credit card service income, net	99	109	279	297
Mortgage brokerage fee income	2	21	17	56
Other income	207	136	575	447

Total non-interest income	751	526	2,033	1,642

Noninterest expense:
Salaries and related benefits	1,909	2,402	5,750	6,458
Occupancy and equipment expense	613	635	1,897	1,636
FDIC insurance premium	113	13	284	39
Data processing fees	81	82	224	227
Professional service fees	146	216	397	663
Payroll and benefit fees	26	25	86	81
Deferred compensation expense	118	105	342	303
Stationery and supplies	50	34	192	141
Postage	32	39	104	106
Directors’ expense	81	86	223	207
Other expenses	443	391	1,290	1,356

Total non-interest expense	3,612	4,028	10,789	11,217

Income before provision for income taxes	1,079	2,024	4,050	6,733
Provision for income taxes	362	693	1,197	2,315

Net Income	$717	$1,331	$2,853	$4,418

Basic earnings per share	$0.08	$0.15	$0.33	$0.50
Weighted average shares — basic	8,711	8,904	8,713	8,893

Diluted earnings per share	$0.08	$0.15	$0.33	$0.49
Weighted average shares — diluted	8,713	8,929	8,729	8,983

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2008			September 30, 2007
			Yield/	Average		Yield/
	Average Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Portfolio Loans	$519,255	$25,554	6.56%	$424,593	$26,779	8.41%
Tax-exempt Securities	29,754	884	3.96%	31,774	936	3.93%
US Government Securities	45,390	1,596	4.69%	73,810	2,446	4.42%
Federal Funds Sold	16,498	264	2.13%	14,809	580	5.22%
Other Securities	1,730	58	4.47%	2,000	67	4.47%

Average Earning Assets	$612,627	$28,356	6.17%	$546,986	$30,808	7.51%

Cash & Due From Banks	$13,287			$14,084
Bank Premises	11,191			9,938
Allowance for Loan and Lease Losses	(6,630)			(4,916)
Other Assets	20,938			16,996

Average Total Assets	$651,413			$583,088

Interest Bearing Liabilities
Demand Interest Bearing	$138,034	$1,762	1.70%	$115,937	$1,935	2.23%
Savings Deposits	53,244	1,193	2.99%	38,553	885	3.06%
Certificates of Deposit	223,630	6,577	3.92%	215,219	7,934	4.92%
Repurchase Agreements	13,814	151	1.46%	35,427	1,012	3.81%
FHLB Borrowings	81,587	2,174	3.55%	44,396	1,799	5.40%
Trust Preferred Borrowings	15,000	793	7.05%	15,000	814	7.24%

Average Interest Bearing Liabilities	$525,309	$12,650	3.21%	464,532	$14,379	4.13%

Non interest Demand	68,920			71,880
Other Liabilities	890			1,419
Shareholder Equity	46,912			45,257

Average Liabilities and Stockholders’ Equity	$642,031			$583,088

Net Interest Income and Net Interest Margin		$15,706	3.42%		$16,429	4.00%

Interest income on loans includes fee income of approximately $69,000 and $188,000 for the period ended September 30, 2008 and 2007, respectively.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data
(Unaudited)
For the Quarter Ended

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2008	2008	2008	2007	2007	2007	2007

Cash and due from banks	$12,617	$16,660	$12,737	$13,839	$12,366	$18,206	$12,597
Federal funds sold and securities purchased under agreements to resell	20,135	11,585	25,995	8,395	7,980	14,115	21,195

Total Cash & Equivalents	32,752	28,245	38,732	22,234	20,346	32,321	33,792
Securities available-for-sale	74,863	66,728	62,090	67,906	93,423	94,029	93,769
Securities held to maturity, at cost	0	10,385	10,421	10,559	10,592	10,637	10,673
Loans, net of allowance for loan losses	503,348	507,651	506,374	486,283	461,171	437,821	411,357
Bank premises and equipment, net	10,893	11,068	11,370	10,964	10,464	10,329	9,992
Other assets	28,688	22,531	22,248	20,381	19,979	20,440	18,513

TOTAL ASSETS	$650,544	$646,608	$651,235	$618,327	$615,975	$605,577	$578,096

Liabilities:
Demand — noninterest bearing	80,168	68,625	$71,722	$75,718	$70,809	$69,842	$70,035
Demand — interest bearing	138,319	128,994	140,624	142,821	136,219	114,530	112,550
Savings	69,469	52,453	42,946	41,376	44,406	45,082	41,537
Certificates of deposit	215,095	218,303	229,006	213,716	220,803	211,794	211,422

Total deposits	503,051	468,375	484,298	473,631	472,237	441,248	435,544

Securities sold under agreements to repurchase	13,580	14,343	12,455	15,513	26,755	46,655	35,053
Federal Home Loan Bank borrowings	65,000	95,000	85,000	60,000	50,000	50,000	40,000
Other liabilities	7,863	7,396	7,633	7,554	6,734	7,114	6,646
Junior subordinated debt payable to subsidiary	15,465	15,465	15,465	15,465	15,465	15,465	15,465
grantor trust

Total liabilities	604,959	600,579	604,851	572,163	571,191	560,482	532,708

Stockholders’ equity:
Common stock	9,619	9,590	9,550	9,996	10,252	11,966	11,940
Retained earnings	37,364	37,344	37,135	36,605	35,617	34,997	34,110
Accumulated other comprehensive (loss), net	(1,398)	(905)	(301)	(437)	(1,085)	(1,868)	(662)

Total stockholders’ equity	45,585	46,029	46,384	46,164	44,784	45,095	45,388

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$650,544	$646,608	$651,235	$618,327	$615,975	$605,577	$578,096

Interest Income:
Net interest income	5,240	5,046	5,420	5,585	5,641	5,461	$5,327
Provision for loan losses	1,300	1,000	600	3,170	115	0	6

Net interest income after provision for loan losses	3,940	4,046	4,820	2,415	5,526	5,461	5,321

Noninterest Income:
Service charges	91	50	62	63	70	76	69
Merchant credit card service income, net	99	97	83	91	109	89	92
Net gain on sale of securities available-for-sale	159	194	242	0	0	0	46
Net (loss) on sale of derivatives	0	0	(225)	0	0	0	0
Mortgage brokerage fee income	2	5	10	(6)	21	29	6
Other income	400	371	393	2,745	326	424	285

Total noninterest income	751	717	565	2,893	526	618	498
Noninterest Expense:
Salaries and related benefits	1,909	1,892	1,949	2,208	2,402	1,959	2,097
Net Occupancy and equipment expense	613	640	644	737	635	543	458
Professional service fees	146	133	118	365	216	252	195
Other expenses	944	948	854	1,218	775	947	738

Total noninterest expense	3,612	3,613	3,565	4,528	4,028	3,701	3,488

Income before income taxes	1,079	1,150	1,820	780	2,024	2,378	2,331
Provision for income taxes	362	244	591	(910)	693	778	844

Net Income	$717	$906	$1,229	$1,690	$1,331	$1600	$1,487